Exhibit 77(O)

                  Transactions Effected Pursuant to Rule 10f-3

6/26/2003 Reliant Resources, Inc. - ING Bond Fund

7/10/2003 Calpine Corporation - ING Bond Fund (2 issues)

3/23/2004 Morgan Stanley - ING Bond Fund (1 issue)